UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

AUGUST 26, 2004
Date of Report (Date of earliest event reported)

WILTEX A, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49827
(Commission File Number)

43-1954076
(I.R.S. Employer Identification Number)

1191 Woodstock, Suite #5
Estes Park, Colorado 80517
(Address of principal executive offices, including zip code)

(970) 577-0716
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Share Purchase Agreement
Corporate Information

SECTION l — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

On August 26, 2004, we entered into a Share Purchase Agreement between Wiltex First, Inc., with an address at 671 Heinz Parkway, Estes Park, Colorado 80517 (Seller”) and Ed Lonegan/Corporate Architects, Inc., with an address at 7320 E. Butherus Drive, Suite 206, Scottsdale, Arizona 85260-2400 (“Purchaser”), said Agreement attached as Exhibit l.

Seller is the owner of 5,000,000 shares of common stock of Wiltex A, Inc., a Nevada corporation, which represents 99.2% of the issued and outstanding common shares in Wiltex A, Inc. as more fully described in the attached Exhibit l-A. Seller desires to sell 4,200,000 of his issued and outstanding shares in Wiltex A, Inc. to Purchaser in consideration of the terms and conditions contained in the above referenced Share Purchase Agreement, attached as Exhibit l.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
99.1	Share Purchase Agreement
99.1-A	Corporate Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILTEX A, INC.
Date: August 31, 2004	/s/ James E. Hogue

James E. Hogue Director and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Share Purchase Agreement
99.1-A	Corporate Information